As filed with the Securities and Exchange Commission on June 14, 2012

Registration No.  333-134684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CubeSmart

(Exact name of registrant as specified in its charter)

Maryland	20-1024732
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

460 East Swedesford Road, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

U-Store-It, L.P. 401(k) Retirement Savings Plan

(formerly known as the U-Store-It Mini Warehouse Co. 401(k) Retirement Savings Plan)

(Full title of the plan)

Timothy M. Martin

Chief Financial Officer

460 East Swedesford Road

Wayne, PA 19087

(Name and address of agent for service)

(610) 293-5700

(Telephone number, including area code, of agent for service)

Copies to:

Melissa Palat Murawsky, Esq.

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

(215) 569-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

CubeSmart (formerly known as U-Store-It Trust) (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister under this registration statement certain of the Registrant’s common shares (the “Common Shares”), originally registered for issuance under the U-Store-It, L.P. 401(k) Retirement Savings Plan (formerly known as the U-Store-It Mini Warehouse Co. 401(k) Retirement Savings Plan) (the “Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 2, 2006 (Registration No. 333-134684) (the “Registration Statement”).

The Registrant’s Common Shares are no longer offered as an investment option under the Plan, through a self-directed investment option or otherwise, and the Plan continues in force.  Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration the Common Shares and associated interests that were previously registered under the Registration Statement and remain unsold as of the date hereof.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

CubeSmart

Date June 14, 2012
/s/ Timothy M. Martin
Timothy M. Martin
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ William M. Diefenderfer III
William M. Diefenderfer III	Chairman of the Board of Trustees	June 14, 2012

/s/ Dean Jernigan	Chief Executive Officer and Trustee	June 14, 2012
Dean Jernigan	(principal executive officer)

/s/ Timothy M. Martin	Chief Financial Officer	June 14, 2012
Timothy M. Martin	(principal financial and accounting officer)

/s/ Peiro Bussani	Trustee	June 14, 2012
Piero Bussani

/s/ Marianne M. Keler	Trustee	June 14, 2012
Marianne M. Keler

Signature	Title(s)	Date

/s/ David J. LaRue	Trustee	June 14, 2012
David J. LaRue

/s/ John R. Remondi	Trustee	June 14, 2012
John R. Remondi

/s/ Jeffrey F. Rogatz	Trustee	June 14, 2012
Jeffrey F. Rogatz

/s/ John Fain	Trustee	June 14, 2012
John Fain

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

U-Store-It, L.P. 401(k) Retirement Savings Plan

Date June 14, 2012	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Plan Trustee